Exhibit 16.1

November 14, 2012

U. S. Securities and Exchange Commission
Office of the Chief Accountant
100 F. Street Northeast
Washington, DC 20549-2000

RE: Fresh Start Private Management, Inc.
       File No. 333-153381

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Fresh Start Private Management, Inc. dated November 14, 2012, for the event that occurred on October 31, 2012, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Wilson Morgan, LLP

Wilson Morgan, LLP

1920 Main Street ▪ Suite 950 ▪ Irvine, California 92614 ▪ 949.428.7400 ▪ Fax 949.428.7401
www.wilsonmorgancpas.com